                                                                    EXHIBIT 10.8

                                                           SR DRAFT MAY 20, 2004

                               FIRST AMENDMENT TO
                INDEX BASED GAS SALE AND POWER PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO INDEX BASED GAS SALE AND POWER PURCHASE AGREEMENT ("First Amendment"), dated as of May 20, 2004, is made and entered into by and among Calpine Generating Company, LLC, a Delaware limited liability company ("CGC" or "CalGen"), the indirect wholly-owned subsidiaries of CGC listed on the signature page hereof (each a "Facility Owner" or the "Company") and Calpine Energy Services, L.P., a Delaware limited partnership ("CES"). (Each of CGC, the Facility Owners and CES is referred to herein individually as a "Party" and collectively as the "Parties.")

                                    RECITALS

      A. The Parties have entered into that certain Index Based Gas Sale and Power Purchase Agreement dated as of March 23, 2004 (the "Original Agreement") with respect to fourteen (14) natural gas-fired electric power generating facilities (the "Facilities") owned by the respective Facility Owners.

      B. The Original Agreement provides that, with certain exceptions, CES will provide all Gas required by the Facilities, but also provides that one or more Facility Owners may enter into Direct Gas Supply Agreements with third party gas suppliers.

      C. Pursuant to that certain Amended and Restated Credit Agreement dated as of March 23, 2004 by and among CGC, certain its subsidiaries (including all of the Facility Owners except Goldendale Energy Center, LLC), The Bank of Nova Scotia, as Administrative Agent, LC Bank, Lead Arranger and Sole Bookrunner, and certain other lenders party thereto (the "Revolving Credit Facility"), CGC may obtain letters of credit for various purposes.

      D. If CGC obtains letters of credit pursuant to the Revolving Credit Facility and uses those letters of credit to support CES's obligations under contracts between CES and third party suppliers for the purchase of Gas to be supplied by CES to one or more Facility Owners under the Agreement, CES will provide economic benefits to CGC and the Facility Owners in connection with the purchase of such Gas, and CGC and the Facility Owners will be able to enjoy such economic benefits and protect their credit exposure to third parties by obtaining certain rights to cure defaults and succeed to CES's interests under such third party gas supply contracts.

      E. The Parties therefore now desire to amend the Original Agreement to provide for the use of letters of credit obtained by CGC under the Revolving Credit Facility to support gas supply contracts between CES and third party gas suppliers in order to obtain significant economic benefits for CGC and the Facility Owners in connection with the supply of such Gas, subject to the terms and conditions set forth in this Amendment.

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                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Parties agree as follows:

      1.    Definitions.

      (a) The following definitions are hereby added to Article One of the Agreement.

            1.115 "Assigned Third Party Agreements" has the meaning defined in
      Section 2.8(e).

            1.116 "First Amendment" means that certain First Amendment to Index Based Gas Supply and Power Purchase Agreement dated as of May 20, 2004 by and among CGC, the Facility Owners and CES.

            1.117 "LC Bank" means The Bank of Nova Scotia, as LC Bank under the Revolving Credit Facility, or its successor thereunder as LC Bank.

            1.118 "Letter of Credit" means a letter of credit issued pursuant to the Revolving Credit Facility.

            1.119 "Maximum Available LC Amount" has the meaning set forth in
      Section 2.8(b)

            1.120 "Request for Issuance/Modification of Letter of Credit" means a written request for the issuance or modification of a Letter of Credit in substantially the form of Exhibit B attached to this Agreement.

            1.121 "Revolving Credit Facility" means that certain Amended and Restated Credit Agreement dated as of March 23, 2004 by and among CGC, certain its subsidiaries (including all of the Facility Owners except Goldendale Energy Center, LLC), The Bank of Nova Scotia, as Administrative Agent, LC Bank, Lead Arranger and Sole Bookrunner, and certain other lenders party thereto.

            1.122 "Third Party Gas Seller" means the seller of Gas under a Third Party Gas Supply Agreement.

            1.123 "Third Party Delivery Point" has the meaning defined in
      Section 2.8(d)(v).

            1.124 "Third Party Gas Supply Agreement" means an agreement for the purchase and sale of Gas between a seller that is not an Affiliate of CES and CES, as purchaser, or a separate transaction confirmation under a master gas purchase and sale agreement between CES and such third party seller, for the purchase and sale of Gas to be used exclusively to supply Gas to one or more Facilities. A Third Party Gas Supply Agreement will not be considered not to be used "exclusively" to supply one or more Facilities solely because the parties' thereto have the right to sell or otherwise dispose of Gas that is periodically unnecessary thereunder (whether due to outages, non-dispatch of the Facility or Facilities in question, ambient operating conditions or otherwise).

      (b) Capitalized terms not otherwise defined in this First Amendment shall have the same meanings as are defined in the Agreement.

      2. Third Party Gas Supply Agreements. Section 2.8 is hereby added to the Agreement as follows:

            2.8 Letters of Credit To Support Third Party Gas Supply Agreements.

            (a) Upon the request of CES and satisfaction of all of the conditions precedent set forth in Section 2.8(d), CGC shall request the issuance of one or more Letters of Credit under the Revolving Credit Agreement, up to an aggregate amount of Letters of Credit outstanding at any one time that is not in excess of the Maximum Available LC Amount, to be delivered, on behalf of CES, to the Third Party Gas Seller as security for the performance by CES of CES's obligations under the Third Party Gas Supply Agreement and shall deliver such Letters of Credit to CES promptly following their issuance by the LC Bank. If CES desires to have CGC request the issuance of a Letter of Credit under the Revolving Credit Agreement or to have CGC request the modification of a previously issued Letter of Credit, CES shall deliver to CGC, not less than eight (8) Business Days prior to the requested date of issuance (or such shorter period as is acceptable to CGC in its sole discretion), a written Request for Issuance/Modification of Letter of Credit, appropriately completed, together with (i) a copy of the form of Letter of Credit that CES wants to have issued or the modification that CES wants to have made, (ii) all information, documents, certificates and other matters necessary to satisfy the conditions precedent set forth in Section 2.8(d), and (iii) such other information, documents and certificates as CGC may reasonably request; provided, however, that CGC and the Facility Owners shall have no liability to CES in the event the LC Bank fails or refuses to issue a Letter of Credit for any reason or no reason, including a failure by CGC to comply with the terms of, a default by CGC or any other party under, or the expiration or termination of the Revolving Credit Facility. Any modification of a previously issued Letter of Credit must satisfy the requirements of this Section 2.8 as if the Letter of Credit as modified were being initially issued hereunder.

            (b) CGC shall notify CES from time to time of the maximum aggregate amount of Letters of Credit that may be requested or issued pursuant to this Section 2.8 (the "Maximum Available LC Amount"). CGC may increase or decrease the Maximum Available LC Amount from time to time upon three (3) days notice (or such shorter notice as may be acceptable to CES), but shall not reduce the Maximum Available LC Amount below the aggregate amount of Letters of Credit (including the amount of any drawings under any of them, if the drawing has resulted in a reduction of the stated amount of the Letters of Credit that were drawn) outstanding at the time such notice is given. CES may not request the issuance or modification of a Letter of Credit unless, after giving effect to the issuance or modification of such Letter of Credit, the aggregate amount of all Letters of Credit issued pursuant to this Section 2.8 and currently outstanding (being the sum of the stated amounts of such Letters of Credit plus the amount of any drawings under any of them, if the drawing has resulted in a reduction of the stated amount of the Letters of Credit that were drawn) does not exceed the then applicable Maximum Available LC Amount. Each Letter of Credit or modification shall (i) be reasonably satisfactory in form and substance to CGC and CES, (ii) only permit drawings thereunder by the Third Party Gas Seller (A) in the event CES fails to pay amounts due under the Third Party Gas Sale Agreement after the expiration of all grace or cure periods with respect to such payment and (B) following notice to both CES and CGC, (iii) be consistent with and satisfy all requirements of the Revolving Credit Facility, and (iv) have an expiry date no later than the earlier of one year after issuance or modification or the maturity date of the Revolving Credit Facility.

            (c) Notwithstanding the issuance or modification of a Letter of Credit as provided herein, except as expressly provided in Section 2.8(g), the Third Party Gas Supply Agreement shall be and remain the obligation of CES, and CES shall pay, perform and discharge all of its duties, liabilities and obligations thereunder. CES shall deliver all Gas purchased under each Third Party Gas Supply Agreement exclusively to one or more Facilities, except that a Third Party Gas Supply Agreement will not be considered not to be used "exclusively" to supply one or more Facilities solely because CES has the right to sell or otherwise dispose of Gas that is periodically unnecessary to supply such Facility or Facilities (whether due to outages, non-dispatch of such Facility or Facilities, ambient operating conditions or otherwise). For so long as a Letter of Credit is outstanding with respect to a Third Party Gas Supply Agreement, CES shall not amend or modify such Third Party Gas Supply Agreement unless such Third Party Gas Supply Agreement, as amended, satisfies all of the requirements of this Agreement with respect to Third Party Gas Supply Agreements, including those described in Sections 2.8(d)(iv) and (v). Upon any termination or expiration of the Third Party Gas Supply Agreement, but subject to any rights that the Third Party Gas Seller may have to draw on such Letters of Credit as the result of a default by CES under such Third Party Gas Supply Agreement, CES shall cause the applicable Third Party Gas Seller to concurrently surrender all Letters of Credit that are outstanding with respect to such Third Party Gas Supply Agreement, and CES shall immediately deliver such Letters of Credit to CGC. Except as expressly provided in Section 2.8(g), neither the entry into any Third Party Gas Supply Agreement nor the issuance or modification of a Letter of Credit in support thereof shall reduce or impair any of CGC's and the Facility

      Owners' rights or reduce, release or relieve CES of any of its duties or obligations under the Agreement, including its obligations to supply and Schedule all Gas needed by the Facilities to pay imbalance charges as provided in Sections 2.1 and 3.3.

            (d) CGC's obligation to seek the issuance or modification of a Letter of Credit under the Revolving Credit Facility shall be subject to the prior satisfaction of the following conditions precedent:

                  (i) CES shall have delivered to CGC (A) a Request for Issuance/Modification of Letter of Credit, appropriately completed with all necessary information, attaching the Third Party Gas Supply Agreement and a form of the requested Letter of Credit, and setting forth a reduction to the Applicable Fuel Price for the applicable Facility or Facilities with respect to the Gas to be supplied under such Third Party Gas Supply Agreement, after taking into account letter of credit fees and other amounts to be paid by CGC under the Revolving Credit Facility, and (B) a certificate, signed by a Responsible Officer of CES and conforming to the requirements for certificates in Section 12.21 of the Revolving Credit Facility, certifying that, in such Responsible Officer's opinion, the issuance or modification of the Letter of Credit, the Contract Price adjustment set forth in the Request for Issuance/Modification of Letter of Credit and the step-in and cure rights given to CGC under the Third Party Gas Supply Agreement, as provided in Section 2.8(d)(iv)(D), are, when taken together, at least as favorable a transaction for CGC or the applicable Facility Owner as CGC or such Facility Owner would have been able to enter into with an unaffiliated third party Gas supplier and would not reasonably be expected to have a material adverse effect on CGC's business, property, operations or financial condition;

                  (ii) A Responsible Officer of CGC shall have signed a certificate conforming to the requirements for certificates in
            Section 12.21 of the Revolving Credit Facility certifying to the matters set forth in Section 2.8(d)(i)(B);

                  (iii) The Letter of Credit or modification requested by CES satisfies the requirements in Section 2(b) and all requirements of the Revolving Credit Facility;

                  (iv) The Third Party Gas Supply Agreement for which the Letter of Credit or modification is requested shall (A) only provide for Gas to be used at one or more Facilities, (B) only provide for volumes of Gas that do not exceed the volumes of Gas that the related Facility or Facilities are capable of utilizing, (C) be priced on the basis of published gas price indices that are substantially similar to the gas price indices for the applicable Facility as reflected in such Facility's Applicable Fuel Price,

            (D) contain provisions substantially in the form of Exhibit C attached hereto or otherwise reasonably acceptable to CGC pursuant to which CGC or the applicable Facility Owner can cure defaults and succeed to the interests of CES thereunder, whether through foreclosure of the security interest granted in Section 2.8(e) hereof or otherwise, (E) require the Third Party Gas Seller to return all Letters of Credit delivered under such Third Party Gas Supply Agreement to CES or CGC immediately upon the termination or expiration of such Third Party Gas Supply Agreement, subject to any rights that the Third Party Gas Seller may have to draw on such Letters of Credit as the result of a default by CES under such Third Party Gas Supply Agreement, and (F) not (I) be inconsistent with the Company's obligations under the Agreement, the WECC Fixed Price Contract or any Host Agreement, Steam Sale Agreement or Direct Power Purchase Agreement related to the applicable Facility, (II) require the Company to operate a Facility other than in accordance with Prudent Engineering and Operating Practices, or (III) cause CGC or the applicable Facility Owner to violate any applicable law, rule or regulation or to become subject to regulation as a "public utility," "public utility holding company" or any similar designation under federal or state law, whether CES is a party to the Third Party Gas Supply Agreement or CGC or the applicable Facility Owner has succeeded to CES's rights and interests thereunder;

                  (v) If the delivery point under the Third Party Gas Supply Agreement (the "Third Party Delivery Point") is not the Gas Delivery Point for the applicable Facility, CES shall also have entered into gas transportation service agreements reasonably acceptable to CGC with the owners of all pipelines between the Third Party Delivery Point and the Gas Delivery Point for the applicable Facility sufficient to transport all Gas purchased under the Third Party Gas Supply Agreement from the Third Party Delivery Point to the Gas Delivery Point for such Facility, and either (A) such gas transportation service agreements shall contain provisions reasonably satisfactory to CGC pursuant to which CGC or the applicable Facility Owner can cure defaults and/or succeed to the interests of CES, whether through foreclosure of the security interest granted in Section 2.8(e) hereof or otherwise, under such agreements, or (B) CGC is satisfied that sufficient transportation will be available to transport the Gas purchased under the Third Party Gas Supply Agreement from the Third Party Delivery Point to the Gas Delivery Point for such Facility when necessary;

                  (vi) After giving effect to the issuance or modification of the Letter of Credit being requested, the aggregate amount of all Letters of Credit issued pursuant to this Section 2.8 and currently outstanding (being the sum of the stated amounts of such Letters of Credit plus the amount of any drawings under any of them, if the drawing has resulted in a reduction of the stated amount of the Letters of Credit that were drawn) shall not be greater than the then applicable Maximum Available LC Amount; and

                  (vii) There are no outstanding and uncured Events of Default with respect to CES under this Agreement.

            (e) CGC, the Facility Owners and CES agree that, in the event CES fails to pay, perform or discharge any of its duties, liabilities and obligations under a Third Party Gas Supply Agreement or fails to deliver the Gas purchased under a Third Party Gas Supply Agreement to the Facility or Facilities for which CES has entered into such Third Party Gas Supply Agreement (subject to CES's right to sell or otherwise dispose of Gas that is periodically unnecessary to supply such Facility), CGC or the applicable Facility Owner or Owners shall have the right, but not the obligation, to succeed to CES's interests under such Third Party Gas Supply Agreement. In furtherance of the foregoing, CES hereby grants to CGC, with respect to all Third Party Gas Supply Agreements, and to each Facility Owner, with respect to each Third Party Gas Supply Agreement that relates to such Facility Owner's Facility, a lien on and security interest in and to all of CES's right, title and interest in and to all or the applicable, as appropriate, Third Party Gas Supply Agreements and all related gas transportation service agreements described in Sections 2.8(d)(iv) and 2.8(d)(v) (the "Assigned Third Party Agreements"), including all proceeds of the Assigned Third Party Agreements, to secure CES's performance of its obligations to CGC and the Facility Owners under the Agreement (with respect to each Facility Owner, as and to the extent the applicable Third Party Gas Supply Agreement relates to such Facility Owner's Facility) to pay, perform and discharge its duties, liabilities and obligations under each Third Party Gas Supply Agreement and to deliver the Gas purchased under each Third Party Gas Supply Agreement to the Facility or Facilities for which CES has entered into such Third Party Gas Supply Agreement. CGC and the Facility Owners shall have all rights of a secured party under the Uniform Commercial Code as in effect from time to time in all applicable jurisdictions, and CES authorizes CGC and the Facility Owners to file all financing statements, including any amendments, renewals or extensions thereof, as CGC or the Facility Owners consider necessary or appropriate. CES also designates and appoints CGC, with respect to all Third Party Gas Supply Agreements, and each Facility Owner, with respect to each Third Party Gas Supply Agreement that relates to such Facility Owner's Facility, CES's true and lawful attorney-in-fact with respect to all or the applicable, as appropriate, Assigned Third Party Agreements, with the power to take all actions and exercise all rights under such Assigned Third Party Agreements in the name, place and stead of CES to the same extent as CES itself; provided, however, that CGC and the Facility Owners shall only exercise the foregoing power of attorney upon and during the continuation of an Event of Default under the Agreement. The foregoing power of attorney is a power coupled with an interest and may not be terminated without the prior written consent of CGC and the Facility Owners, which may be given or withheld in their sole discretion.

            (f) CES shall indemnify and hold CGC and the Facility Owners, and their respective officers, directors, shareholders, partners, members, agents, representatives, employees, successors and assigns, from all losses, costs, liabilities, claims, expenses, judgments or other charges of any kind under, with respect to or arising out of the Letters of Credit, including any drawings thereon by the Third Party Gas Seller. Without limiting the generality of the foregoing, CES shall reimburse CGC for the full amount of any drawings under a Letter of Credit, as well as any interest, fees costs or other amounts that CGC is required to pay under the Revolving Credit Facility as a result of such drawing within one
      (1) Business Day after CGC's delivery of a demand therefor.

            (g) In the event CGC or the applicable Facility Owner succeeds to the right, title and interest of CES under a Third Party Gas Supply Agreement and any related gas transportation service agreements described in Section 2.8(d), whether pursuant to this Section 2.8 or otherwise, such Third Party Gas Supply Agreement will be treated as a Direct Gas Supply Agreement for purposes of the Agreement for so long as CGC or the applicable Facility Owner retains such right, title and interest; provided, however, if the pricing under such Third Party Gas Supply Agreement is greater than the Applicable Fuel Price for the applicable Facility or Facilities, the Contract Price shall be reduced during the remaining term of such Third Party Gas Supply Agreement by the amount of such excess times the volumes of Gas delivered under such Third Party Gas Supply Agreement.

      3. Contract Price Adjustment. Section 4.5 is hereby added to the Agreement as follows:

            4.5 Contract Price Adjustment for Letters of Credit. For so long as any Letter of Credit is issued and outstanding, whether or not such Letter of Credit has been drawn and regardless of the existence of an Event of Default by any Party under the Agreement, the Applicable Fuel Price for each Facility to which Gas is to be delivered under the Third Party Gas Supply Agreement supported or secured by such Letter of Credit shall be reduced with respect to the maximum quantity of Gas deliverable to such Facility under such Third Party Gas Supply Agreement by the amount set forth in the Request for Issuance/Modification of Letter of Credit related to such Letter of Credit.

      4. Exhibits. Exhibits B and C attached to this First Amendment are hereby added to the Agreement as Exhibits B and C, respectively.

      5. Corrective Amendment. Section 4.3(c) is amended by replacing "Monthly Amounts" with "Monthly Spark Spread Amounts" in each place where it occurs in Section 4.3(c).

      6. Governing Law. This First Amendment shall be governed by the laws of the State of California.

      7. Counterparts. This First Amendment may be executed in one or more counterparts, each one of which may be considered an original, but all of which together shall constitute one and the same agreement.

      8. No Other Amendment. The Agreement is amended by this First Amendment as of the date hereof. From and after the date hereof, references to the Agreement shall be understood to mean the Agreement as amended by this First Amendment. Except as expressly set forth herein, the Agreement is unmodified and continues in full force and effect.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

      IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written

CALPINE ENERGY SERVICES, L.P.            CALPINE GENERATING COMPANY, LLC

By: /s/ PAUL POSOLI                      By: /s/ ZAMIR RAUF
   ----------------------------             -------------------------------
Name: PAUL POSOLI                        Name: ZAMIR RAUF
Title: SR. VICE PRESIDENT                Title: Vice President

BAYTOWN ENERGY CENTER, L.P.              CARVILLE ENERGY, LLC

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

CHANNEL ENERGY CENTER, L.P.              COLUMBIA ENERGY, LLC

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

CORPUS CHRISTI COGENERATION, L.P.        DECATUR ENERGY CENTER, LLC

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

DELTA ENERGY CENTER, LLC                 FREESTONE POWER GENERATION, L.P.

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

GOLDENDALE ENERGY CENTER, LLC            LOS MEDANOS ENERGY CENTER, LLC

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

MORGAN ENERGY CENTER, LLC                CALPINE ONETA POWER, L.P.

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

PASTORIA ENERGY FACILITY L.L.C.          ZION ENERGY, LLC

By: /s/ ZAMIR RAUF                       By: /s/ ZAMIR RAUF
   -------------------------------          -------------------------------
Name: ZAMIR RAUF                         Name: ZAMIR RAUF
Title: Vice President                    Title: Vice President

                                    EXHIBIT B

         [FORM OF] REQUEST FOR ISSUANCE/MODIFICATION OF LETTER OF CREDIT

                                     [Date]

Calpine Generating Company, LLC
50 West San Fernando Street
San Jose, California 95113
Attn: ___________________

      Re:   Request for [Issuance] [Modification] of Letter of Credit

Ladies and Gentlemen:

      Pursuant to Section 2.8 of that certain Index Based Gas Sale and Power Purchase Agreement dated as of March 23, 2004, as amended (the "Agreement"), Calpine Energy Services, L.P. ("CES") hereby requests the [issuance] [modification] of a Letter of Credit (as defined in the Agreement) as follows. Unless otherwise defined, capitalized terms used herein have the same meanings as defined in the Agreement.

      1. The [modification of the] Letter of Credit is being requested to support a Third Party Gas Supply Agreement related to the_______________Facility.

      2. The stated amount of the Letter of Credit [as modified] is $__________. The stated amounts of all previously issued and outstanding Letters of Credit (including the amount of any unreimbursed drawings if such drawings resulted in a reduction of the stated amount of the affected Letters of Credit) with respect to all Facilities is $_____________.

      3. The form of the requested [modification of the] Letter of Credit is attached hereto as Attachment 1.

      4. The Third Party Gas Supply Agreement that will be supported by the requested Letter of Credit is attached hereto as Attachment 2.

      5. [DESCRIBE THE ADJUSTMENT TO THE APPLICABLE FUEL PRICE FOR THE ____________ FACILITY OR FACILITIES IN QUESTION, E.G. A REDUCTION OF FOUR PERCENT (4%) IN THE APPLICABLE FUEL PRICE FOR SUCH/EACH FACILITY WITH RESPECT TO THE VOLUMES OF GAS DELIVERED TO SUCH/EACH FACILITY.]

      6. The date on which the requested [modification of the] Letter of Credit is to be issued is_____________, and the stated expiration date of the [requested] [modified] Letter of Credit is [the earlier of (a)___________days after the expiration or termination of the Agreement or (b)]______________.

      7. CES confirms that the Letter of Credit will only be used to support the Third Party Gas Supply Agreement attached hereto as Attachment 2 in the manner and to the extent permitted under Section 2.8 of the Agreement.

      8. All requirements relating to, and conditions precedent to the [issuance] [modification] of, the requested Letter of Credit in Section 2.8 of the Agreement have been satisfied, and there are no outstanding and uncured Events of Default with respect to CES under the Agreement.

                                         CALPINE ENERGY SERVICES, L.P.

                                         By: _________________________________
                                         Name: _______________________________
                                         Title: ______________________________

                                  Attachment 1

                       Form of Requested Letter of Credit

                                  Attachment 2

                        Third Party Gas Supply Agreement

                                    EXHIBIT C

                       STEP-IN AND CURE RIGHTS PROVISIONS

      (a) Notice of Default and Opportunity to Cure. Seller consents to the grant by CES of a security interest to CalGen in CES's rights under this Confirmation. As a condition to exercising any rights or remedies as a result of any alleged default by CES affecting this Confirmation, Seller shall give written notice of the default to CalGen concurrently with delivery of such notice to CES, specifying the alleged event of default and the required remedy, if appropriate, and Seller shall not be entitled to exercise any rights or remedies as a result of any such alleged default unless it has given such written notice to CalGen. If Seller claims that CES is in default under this Confirmation, the following provisions shall apply:

            (1) CalGen shall have the same period (if any) after receipt of notice of default to remedy the default, or to cause the same to be remedied, as is given to CES after CES's receipt of notice of default, if CalGen elects to do so, and Seller shall not terminate this Confirmation prior to the expiration of such cure periods. Whether or not a cure period is provided, CalGen shall have the absolute right (but not the obligation) to substitute itself (or its affiliate, nominee or assignee) for CES under the Agreement and to perform, or cause to be performed, the duties and obligations and to cure or caused to be cured the defaults of CES thereunder. Seller consents to such substitution and agrees to accept substitute performance by CalGen (or its affiliate, nominee or assignee) of CES' duties and obligations under this Confirmation, including without limitation causing the receipt of Product and continue paying for Seller's performance in accordance with the Agreement. If CalGen notifies Seller of such substitution on or before the latest of (i) the expiration of any applicable cure periods, (ii) the date Notice is given pursuant to Section 10.3 of the Agreement, or (iii) the Early Termination Date designated by Seller pursuant to Section 10.3 of the Agreement, and thereafter promptly cures any events of default that are capable of being cured, this Confirmation shall continue as if no event of default shall have occurred. If the Agreement is terminated for reasons not arising out of this Confirmation, including without limitation the bankruptcy or insolvency of CES, then CES and Seller agree that this Confirmation shall not terminate, but shall continue subject to the terms and conditions hereof and of the Base Contract for the Purchase and Sale of Natural Gas, as published by the North American Energy Standards Board, Inc.

            (2) If CalGen (or its affiliate, nominee or assignee) is substituted for or succeeds to CES's interest under this Confirmation, including by foreclosure of CalGen's security interest, Seller agrees to accept CalGen (or its affiliate, nominee or assignee) as the counterparty to this Confirmation and to render its performance to and accept performance from CalGen (or its affiliate, nominee or assignee) under this Confirmation. In such event, CalGen shall be entitled to the benefit and enforcement of all of the rights and remedies and dispute resolution procedures that would otherwise be available to CES under the Agreement.

            (3) CES's and CalGen's rights and obligations under this Confirmation shall be independent of CES's rights and obligations with respect to other confirmations under the Agreement. CalGen shall have the right to assign its rights under this Confirmation to any

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

successor entity that succeeds to the ownership of any of CalGen's facilities supplied by virtue of this Confirmation.

For purposes of this Confirmation only, Section 10.1 of the Agreement shall not apply. CES agrees to provide Credit Support, as defined below, to Seller in an amount sufficient to cover Seller's exposure to CES under this Confirmation. For the avoidance of doubt, the amount posted by CES shall not exceed 100% of Seller's exposure. Credit Support shall mean collateral in the form of either cash or Letter(s) of Credit, as determined by CES. Letter of Credit(s) shall means an irrevocable, transferable, standby letter of credit, issued by a major U.S. commercial bank or the U.S. branch office of a foreign bank with, in either case, a credit rating of at least (a) "A-" by S&P and "A3" by Moody's, if such entity is rated by both S&P and Moody's or (b) "A-" by S&P or "A3" by Moody's, if such entity is rated by either S&P or Moody's but not both, substantially in the form set forth in Schedule 1 attached hereto, with such changes to the terms in that form as the issuing bank may require and as may be acceptable to the beneficiary thereof.

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